Exhibit 99.1
INVESTOR RELATIONS UPDATE
January 4, 2008
General Comments
•	Profit Sharing / CASM — Profit sharing equals 10% of pre-tax earnings excluding transition expenses and special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is included in the CASM guidance given below.

•	Cargo / Other Revenue — Cargo / Other Revenue includes: cargo revenue, ticket change fees, excess/overweight baggage fees, contract services, simulator rental, airport clubs, Materials Service Corporation (MSC), and inflight service revenues.

•	Fuel — US Airways uses costless collars on Heating Oil Futures as a fuel-hedging vehicle. For Q407, the Company has 56% of its mainline fuel hedged, and expects to pay between $2.32 and $2.37 per gallon of jet fuel (including taxes and hedges). The weighted average collar range of the hedges in place is between $1.85 and $2.05 per gallon of heating oil, or between $61.89 and $72.02 per barrel of crude oil. Forecasted volume, fuel prices, hedge percentages, and equivalent price per barrel of crude oil are provided in the table below.

•	Taxes / NOLs — At December 31, 2006, the Company had $1 billion of net operating loss carryforwards (“NOL”) to reduce future federal taxable income. The Company’s net deferred tax asset has been subject to a full valuation allowance.

As a result of the merger, a significant portion of US Airways Group’s common stock has been beneficially owned by a small number of equity investors. Due to sales by these investors and purchases by other investors since the merger, the Company experienced an “ownership change” in February of 2007 for US Airways Group as that term is defined in Section 382 of the Internal Revenue Code. Accordingly, the Company’s annual limitation on the use of its NOL that existed as of the date of the ownership change is $550 million. The Company’s ability to utilize any new NOL arising after the ownership change is not affected.

For the full year 2007, the Company expects to use federal NOL to reduce its income tax obligation. Utilization of this NOL results in a corresponding decrease in the valuation allowance. In accordance with SFAS No. 109, as this valuation allowance was established through the recognition of tax expense, the decrease in the valuation allowance offsets the Company’s tax provision dollar for dollar.

The Company expects to be subject to Alternative Minimum Tax Liability (“AMT”) for the full year 2007. In most cases the recognition of AMT does not result in tax expense. However, since the Company’s net deferred tax asset is subject to a full valuation allowance, any liability for AMT is recorded as tax expense. The Company also expects to record and pay state income tax expense related to certain states where NOL was either limited or not available to be used.

For the full year 2007, the Company also expects to utilize state NOL that was generated by US Airways prior to the merger. In accordance with SFAS No. 109, as this was acquired NOL, the decrease in the valuation allowance will reduce goodwill instead of the provision for income taxes. Accordingly, the Company will recognize non-cash state tax expense.

•	Share Count — At the end of Q307, the Company had 91.5 million basic and 95.5 million diluted weighted average shares outstanding. Both basic and diluted shares guidance is provided in the table below.

•	Cash — At the end of Q307, the Company had approximately $3.1 billion in total cash, of which $2.7 billion was unrestricted.
Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE
January 4, 2008
Mainline General Comments
•	Mainline data includes US Airways operated flights and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.

Mainline General Guidance	1Q07A	2Q07A	3Q07A	4Q07E	FY07E
Available Seat Miles (ASMs) (bil)	18.6	19.5	19.7	~ 18.1	~ 75.8
CASM ex fuel, special items, & transition expense (YOY % change) [1]	7.88	8.00	7.68	+5% to +6%	+4% to +5%
Cargo / Other Revenues ($ mil)	217	224	211	~ 215	~ 867

Fuel Price (incl hedges and taxes) ($/gal)	2.01	2.15	2.16	2.32 — 2.37	2.15 — 2.20
Fuel Gallons Consumed (mil)	292	307	311	~ 288	~1,198

Percent Hedged				56%	56%
Weighted Avg. Heating Oil Collar Range ($/gal)				1.85 — 2.05	1.85 — 2.05
Weighted Avg. Jet Fuel Equivalent (incl, transport, and refining margin) ($/gal)				1.98 — 2.19	1.98 — 2.19
Weighted Avg. Estimated Crude Oil Equivalent ($/bbl)				61.89 — 72.02	61.89 — 72.02
Estimated Jet Price Assumption (unhedged, incl transport) ($/gal)				~2.50	~2.13
Impact of Fuel Hedges (Gains)/Losses ($/gal)				~ (0.26)	~(0.05)

Interest Expense ($ mil)	71	69	66	~ 65	~ 265
Interest Income ($ mil)	40	48	43	~ 40	~ 170

Merger Update ($ mil)
Transition Expense	39	27	17	~ 15	~ 95

Capital Update ($ mil)	FY07E
CAPX (Merger Related 72, Other 128)	200
Notes:
     1. CASM ex fuel, special items & transition expenses is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document

Shares Outstanding ($ and shares mil)	Basic	Diluted	Interest Addback

Fourth Quarter
Earnings above $40	91.8	95.1	$1.3
Earnings up to $40	91.8	92.0	—
Net Loss	91.8	91.8	—

Full Year 2007
Earnings above $161	91.5	95.6	$5.3
Earnings up to $161	91.5	92.6	—
Net Loss	91.5	91.5	—
Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, restricted stock unit award activity, and conversion of outstanding senior convertible notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.
Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE
January 4, 2008
Express General Comments
•	US Airways Express is a network of nine regional airlines (2 wholly owned) operating under code share and service agreements with US Airways. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item on our income statement.

•	Express CASM excluding fuel increased in the fourth quarter due to a 3 percent reduction in ASMs versus the previous guidance that was presented on October 25, 2007.
Express General Guidance

	1Q07A	2Q07A	3Q07A	4Q07E	FY07E

Available Seat Miles (ASMs) (bil)	3.5	3.6	3.6	~ 3.6	~ 14.2
CASM ex fuel ( YOY % change) [1]	13.54	13.08	12.55	+6% to +7%	+8% to +9%

Fuel Price (incl taxes) ($/gal)	1.82	2.17	2.30	2.62 — 2.67	2.20 — 2.25
Fuel Gallons Consumed (mil)	84	86	86	~ 88	~ 345
Express Carriers

Air Midwest Airlines, Inc. [4]	Piedmont Airlines, Inc. [2]
Air Wisconsin Airlines Corporation	PSA Airlines, Inc [2]
Chautauqua Airlines, Inc.	Republic Airways
Colgan Air, Inc. [4]	Trans States Airlines, Inc. [4]
Mesa Airlines [3]
Notes:
     1. CASM ex fuel expense is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
     2. Wholly owned subsidiary of US Airways Group, Inc.
     3. Subsidiary of Mesa Air Group, Inc
     4. Pro-rate agreement
Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE
January 4, 2008
Fleet General Comments
•	As previously announced, the airline has a firm order for 25 Embraer 190 aircraft. The Company has taken delivery of 2 aircraft in 2006 and 9 aircraft in 2007, and is scheduled to take delivery of an additional 14 aircraft in 2008. In addition to its order for firm aircraft, the Company has options to purchase additional Embraer aircraft.

•	On July 24, 2006 the Company announced that it and Republic Airline Inc. have amended the existing partnership and will be adding 30 Embraer 175 aircraft to replace 20 existing 50 seat Embraer 145 aircraft currently operated by Republic Airways Holdings’ subsidiary, Chautauqua Airlines. The remaining 10 aircraft can replace other retiring aircraft, or be used for limited growth in 2008. The 50 seat aircraft began to be returned to Republic at the beginning of 2007. Deliveries of the E175 aircraft began in 2007 at a rate of 1-2 airplanes per month through the summer of 2008.

•	On August 30, 2006 the Company announced that it had restructured and added seven new Airbus A321s to an existing order for 30 A320 family aircraft. The amendment also converted one A320 aircraft and seven A319 aircraft to an order of eight A321 aircraft. Deliveries of the 15 new A321 aircraft will begin in 2008 and run through 2009. The new A321s will be used for replacement purposes or modest expansion should market conditions warrant.

•	On October 2, 2007 the Company executed definitive purchase agreements with Airbus for the acquisition of 92 aircraft, including 60 single-aisle A320 family aircraft and 32 wide-body aircraft, including 22 next generation A350 XWBs and 10 A330s. The 60 A320 family aircraft would replace 60 older aircraft in the airline’s fleet. Deliveries for the 60 A320 family aircraft will begin in 2010. The Company also reaffirmed its commitment to the A350 program by increasing its previously announced order of 20 A350s by two to 22 A350 XWBs in both the -800 and larger -900 series configuration. Deliveries for the A350 XWBs are expected to begin in 2014 and can be used for modest international expansion, or replacement of existing older technology aircraft. The 10 A330s will facilitate the retirement of US Airways’ existing B767 fleet. Deliveries of the A330s are expected to commence in 2009.

•	On November 15, 2007 the Company and Airbus amended the A330 purchase agreement, adding an additional five firm A330-200s to the purchase agreement. On November 20, 2007 the Company announced that it had entered into a letter of intent with International Lease Finance Corporation for the lease of two A330-200s. These additional aircraft allow the Company to continue its international growth plans of adding approximately three to four new markets per year between 2009 and 2011.
Mainline Fleet Update (End of Period)

	1Q07A	2Q07A	3Q07A	4Q07A	FY07A
Mainline
EMB-190	3	5	8	11	11
737-300	55	55	53	51	51
737-400	40	40	40	40	40
A319	93	93	93	93	93
A320	75	75	75	75	75
A321	28	28	28	28	28
A330	9	9	9	9	9
B757	43	43	43	43	43
B767	10	10	10	10	10

Total	356	358	359	360	360
Express Fleet Update (End of Period)

	1Q07A	2Q07A	3Q07A	4Q07A	FY07A
Express
DH8 (100/200/300)	61	61	61	61	61
CRJ-200	122	120	118	118	118
CRJ-700	14	14	14	14	14
CRJ-900	38	38	38	38	38
EMB-170	28	28	26	23	23
ERJ-145	22	11	9	9	9
EMB-175	3	9	17	23	23

Total	288	281	283	286	286
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP RECONCILIATION
January 4, 2008
Reconciliation of GAAP to Non-GAAP Financial Information
US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & transition expense and Express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.
This update contains forward-looking statements that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company’s Form 10-Q for the quarter ended September 30, 2007, and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

	GAAP to Non-GAAP Reconciliation ($mil except ASM and CASM data)
				Q407 Range		FY07 Range
	Q107 Actual	Q207 Actual	Q307 Actual	Low	High	Low	High

Mainline
Mainline Operating Expenses	$1,996	$2,214	$2,185	$2,135	$2,163	$8,496	$8,568
Less Mainline Fuel (net of (gains)/losses from fuel hedges)	496	635	659	668	683	2,458	$2,473
Less Special Charges	—	(9)	—	—	—	(9)	(9)
Less Transition Expenses	39	27	17	15	15	95	95

Mainline Operating Expense excluding fuel, special items, and transition expense	1,461	1,561	1,509	1,452	1,466	5,951	6,009

Mainline CASM (GAAP) (cts)	10.76	11.34	11.11	11.80	11.95	11.21	11.30
Mainline CASM excluding fuel, special items, and transition expenses (Non-GAAP) (cts)	7.88	8.00	7.68	8.02	8.10	7.85	7.93

Mainline ASMs (bil)	18.6	19.5	19.7	18.1	18.1	75.8	75.8

Express
Express Operating Expenses	$620	$652	$649	$696	$705	$2,616	$2,638
Less Express Fuel Expense	153	187	199	231	235	770	774

Express Operating Expenses excluding Fuel	467	465	450	465	470	1,846	1,864

Express CASM (GAAP) (cts)	17.98	18.34	18.09	19.34	19.58	18.42	18.57
Express CASM Excluding Fuel (Non-GAAP) (cts)	13.54	13.08	12.55	12.93	13.05	13.00	13.12

Express ASMs (bil)	3.4	3.6	3.6	3.6	3.6	14.2	14.2
Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD-LOOKING STATEMENTS
January 4, 2008
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “guidance,” “outlook,” “could,” “should,” “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the impact of high fuel costs, significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; our high level of fixed obligations and our ability to obtain and maintain financing for operations and other purposes; our ability to achieve the synergies anticipated as a result of the merger and to achieve those synergies in a timely manner; our ability to integrate the management, operations and labor groups of US Airways Group and America West Holdings; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of future significant operating losses; changes in prevailing interest rates; our ability to obtain and maintain commercially reasonable terms with vendors and service providers and our reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; our ability to use pre-merger NOLs and certain other tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in court or out of court restructuring by major airlines; continued existence of prepetition liabilities; interruptions or disruptions in service at one or more of our hub airports; weather conditions; our ability to obtain and maintain any necessary financing for operations and other purposes; our ability to maintain adequate liquidity; our ability to maintain contracts that are critical to our operations; our ability to operate pursuant to the terms of our financing facilities (particularly the financial covenants); our ability to attract and retain customers; the cyclical nature of the airline industry; our ability to attract and retain qualified personnel; economic conditions; and other risks and uncertainties listed from time to time in our reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007, which is available at www.usairways.com.
Please refer to the footnotes and the forward looking statements page of this document for additional information